THE PHOENIX EDGE SERIES FUND

                        AMENDMENT TO DECLARATION OF TRUST

         The undersigned, individually as Trustee of The Phoenix Edge Series Fund, a Massachusetts business trust (the "Trust") organized under a Declaration of Trust dated February 18, 1986, as amended from time to time (the "Declaration"), and as attorney-in-fact for each of the other Trustees of the Trust pursuant to a certain Delegation and Power of Attorney dated August 27, 1997, executed by each of such Trustees, a copy of which is attached hereto, do hereby certify that at a duly held meeting of the Board of Trustees of the Trust held on February 27, 1998, at which a quorum was present, the Board of Trustees acting pursuant to ARTICLE VII, Section 7.3 of said Declaration for the purpose of establishing five new Series of Shares denominated the "Engemann Nifty Fifty Series," "Seneca Mid-Cap Series," "Phoenix Growth and Income Series," "Phoenix Value Equity Series," and "Schafer Mid-Cap Value Series," unanimously voted to amend said Declaration and Trust, effective February 27, 1998, by deleting the first paragraph of Section 4.2 of ARTICLE IV thereof and by inserting in lieu of such paragraph the following paragraph:

         "Without limiting the authority of the Trustees set forth in Section
         4.1 to establish and designate any further Series, the following fifteen Series are hereby established and designated: 'Aberdeen New Asia Series', `Balanced Series', `Engemann Nifty Fifty Series', `Growth Series', `International Series', `Money Market Series', `Multi-Sector Fixed Income Series', `Phoenix Growth and Income Series', `Phoenix Value Equity Series', `Real Estate Securities Series', `Research Enhanced Index Series', `Schafer Mid-Cap Value Series', `Seneca Mid-Cap Series', `Strategic Allocation Series', and `Strategic Theme Series'."

IN WITNESS WHEREOF, I have hereunto set my hand this 27th day of February, 1998.

                                    /s/ Philip R. McLoughlin
                                    --------------------------------------------
                                    Philip R. McLoughlin, individually and as
                                    attorney-in-fact for Robert Chesek, E.
                                    Virgil Conway, Harry Dalzell-Payne, Francis
                                    E. Jeffries, Leroy Keith, Jr., Everett L.
                                    Morris, James M. Oates, Calvin J. Pedersen,
                                    Herbert Roth, Jr., Richard E. Segerson, and
                                    Lowell P. Weicker, Jr.